                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 11, 2005, relating to the financial statements and financial highlights which appears in the September 30, 2005 Annual Report to
Shareholders of the Target 2005 Fund, the Target 2010 Fund, the Target 2015
Fund, the Target 2020 Fund, and the Target 2025 Fund , which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Independent
Registered Public Accounting Firm" and "Financial Highlights" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
January 23, 2006